UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2024
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Arvinas, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 535-1456
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 15, 2024, Sean Cassidy indicated that he would step down as Chief Financial Officer, Treasurer and principal financial officer of Arvinas, Inc., a Delaware corporation (the “Company”), effective February 29, 2024, to pursue another professional opportunity.
On February 19, 2024, the Board of Directors of the Company appointed Randy Teel, Ph.D., the Company’s current Senior Vice President, Corporate and Business Development, to serve as the Company’s interim Chief Financial Officer, Treasurer and principal financial officer, effective February 29, 2024, while the Company undertakes a search to identify the Company’s next permanent Chief Financial Officer, Treasurer and principal financial officer.
Dr. Teel, age 45, has served as the Company’s Senior Vice President, Corporate and Business Development since September 2021 and will also continue in those roles where he is responsible for the Company’s corporate strategy, business development, investor relations, and communications functions. From May 2018 to September 2021, Dr. Teel served as the Company’s Vice President of Corporate Development. Prior to his time at the Company, from March 2015 to December 2017, Dr. Teel was Vice President and Head of Strategy at Alexion Pharmaceuticals, Inc. (“Alexion”), a pharmaceutical company, where he was responsible for long-range planning, partnering with the R&D and Commercial organizations as they developed inline and lifecycle management strategies. While at Alexion, Dr. Teel also led enterprise risk management and numerous strategic initiatives across the company. Prior to Alexion, from January 2008 to March 2015, Dr. Teel was an Associate Partner at McKinsey & Company, where he advised biopharmaceutical clients on issues in commercial, medical, and development. Dr. Teel received his B.Sc. in Biology at Gonzaga University and his Ph.D. in Immunobiology from Yale University.
Dr. Teel will not receive any additional compensation for assuming these interim roles, and no changes will be made to his employment agreement in connection with this appointment. Dr. Teel will continue to participate in the benefits and other Company plans and arrangements in which he currently participates.
There is no arrangement or understanding between Dr. Teel and any other person pursuant to which Dr. Teel was appointed as the Company’s Chief Financial Officer, Treasurer and principal financial officer. There are no family relationships between Dr. Teel and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: February 20, 2024	By:	/s/ Sean Cassidy
Sean Cassidy Chief Financial Officer